EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report, dated March 5, 1999, accompanying the consolidated financial statements of Tanner's Restaurant Group, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 27, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tanner's Restaurant Group, Inc. (formerly Harvest Restaurant Group, Inc.) on Form S-8 (File No. 333-65719).



                                            /s/  PORTER KEADLE MOORE, LLP


Atlanta, Georgia
March 29, 1999